UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c)or Rule 14a-12

LEXICON PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 14, 2014

TO OUR STOCKHOLDERS:
I am pleased to invite you to attend the 2014 annual meeting of stockholders of Lexicon Pharmaceuticals, Inc. to be held on Thursday, April 24, 2014 at 8:00 a.m. CDT at the offices of the company, 8800 Technology Forest Place, The Woodlands, Texas.
Your vote is important, regardless of the number of shares that you hold. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible, either electronically on the Internet, by telephone or by signing and returning the enclosed proxy card. Your proxy will not be used if you are present at the annual meeting and prefer to vote in person or if you revoke your proxy.
Thank you for your ongoing support of and continued interest in Lexicon Pharmaceuticals. We look forward to seeing you at the annual meeting.
Sincerely,

/s/ Arthur T. Sands

Arthur T. Sands, M.D., Ph.D.
President and Chief Executive Officer

LEXICON PHARMACEUTICALS, INC.
8800 Technology Forest Place
The Woodlands, Texas 77381
(281) 863-3000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 24, 2014
TO OUR STOCKHOLDERS:
The annual meeting of stockholders of Lexicon Pharmaceuticals, Inc. will be held on Thursday, April 24, 2014 at 8:00 a.m. CDT at the offices of the company, 8800 Technology Forest Place, The Woodlands, Texas, to:

•	elect three Class II directors;

•	hold an advisory vote on the compensation paid to our named executive officers;

•	ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2014; and

•	act on any other business that properly comes before the annual meeting.
You are entitled to vote at the annual meeting only if you are the record owner of shares of our common stock at the close of business on February 24, 2014.
It is important that your shares be represented at the annual meeting whether or not you plan to attend. Please cast your vote electronically on the Internet, by telephone or by signing and returning the enclosed proxy card as promptly as possible. If you are present at the annual meeting, and wish to do so, you may revoke the proxy and vote in person.
By order of the board of directors,
/s/ Brian T. Crum
Brian T. Crum
Secretary
The Woodlands, Texas
March 14, 2014

LEXICON PHARMACEUTICALS, INC.
8800 Technology Forest Place
The Woodlands, Texas 77381
(281) 863-3000

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 24, 2014
GENERAL INFORMATION
Purpose of this Proxy Statement
We have prepared this proxy statement to solicit proxies on behalf of our board of directors for use at our 2014 annual meeting of stockholders and any adjournment or postponement of such meeting.
Notice of Internet Availability of Proxy Materials
As permitted by rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, on or about March 14, 2014, we are mailing to our stockholders a notice containing instructions on how to access our proxy materials, including our proxy statement and annual report, and vote electronically over the Internet. The notice also provides instructions on how stockholders may request a paper copy of our proxy materials free of charge. Our proxy materials may be accessed by stockholders at any time after the date of mailing of the notice.
Date, Time and Place of Annual Meeting
The annual meeting will be held on Thursday, April 24, 2014 at 8:00 a.m. CDT at the offices of the company, 8800 Technology Forest Place, The Woodlands, Texas.
Matters to Be Considered at the Annual Meeting
At the annual meeting, our stockholders will be asked to consider and act upon the following matters:

•	the election of three Class II directors;

•	an advisory vote on the compensation paid to our named executive officers; and

•	a proposal to ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2014.
Our board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. Our bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our bylaws if they intend to present a proposal at any of our annual meetings.
Shares Entitled to Vote
You are entitled to vote at the annual meeting and at any postponement or adjournment thereof if you were the record owner of shares of our common stock as of the close of business on February 24, 2014, the record date for the annual meeting established by our board of directors. On the record date, 513,790,361 shares of our common stock were outstanding. If you were the record owner of shares of our common stock on the record date, you will be entitled to one vote for each share of stock that you own on each matter that is called to vote at the annual meeting or at any postponement or adjournment thereof.
Quorum
We must have a quorum to conduct any business at the annual meeting. This means that at least a majority of our outstanding shares eligible to vote at the annual meeting must be represented at the annual meeting, either in person or by proxy. Abstentions are counted for purposes of determining whether a quorum is present. In addition, shares held by intermediaries that are voted for at least one matter at the annual meeting will be counted as being present for purposes of determining a quorum for all matters.

This is true even if the beneficial owner’s discretion has been withheld for voting on some or all other matters (commonly referred to as a “broker non-vote”).
Vote Necessary to Approve Proposals
Our Class II directors will be elected by a plurality vote. As a result, the three persons receiving the greatest number of votes will be elected to serve as our Class II directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors.
The approval on an advisory basis of the compensation paid to our named executive officers and the ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2014 will each require the affirmative vote of a majority of the votes cast with respect to such matters. Any abstention or broker non-vote with respect to such matters will not count as a vote for or against these proposals and will not be considered in calculating the number of votes necessary for their approval.
Any other business that may properly come before the annual meeting for a vote will require the affirmative vote of a majority of the votes cast with respect to such matter unless a greater vote is required by law or our charter or bylaws. Any abstention or broker non-vote with respect to any such matter will not count as a vote for or against the proposal and will not affect the outcome of the proposal.
How to Vote Your Shares
You may vote in person at the annual meeting or by proxy. To ensure that your shares are represented at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting in person. Even if you vote by proxy, if you wish, you can revoke your proxy and vote in person at the annual meeting. If you want to vote at the annual meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain from the intermediary either proof of your ownership of such shares as of February 24, 2014 or a proxy from such intermediary authorizing you to vote your shares at the meeting.
You may receive more than one proxy depending on how you hold your shares. If you hold your shares through an intermediary, such as a broker or bank, you may receive materials from them asking you how you want your shares to be voted at the annual meeting.
How to Vote by Proxy
By Internet or Telephone. You may vote electronically on the Internet or by telephone by following the instructions contained on the notice of Internet availability of our proxy materials. If you hold your shares through an intermediary, such as a broker or bank, please follow the voting instructions contained on the voting card used by the intermediary.
By Mail. If you request a paper copy of our proxy materials, you may vote by mail by completing, dating and signing the proxy card provided and mailing it in the pre-addressed envelope enclosed with the paper copy of our proxy materials.
How Your Proxy Will Be Voted
Giving us your proxy means that you are authorizing us to vote your shares at the annual meeting and at any adjournment or postponement thereof in the manner you direct. You may vote for our nominees for election as Class II directors, or withhold your vote for any one or more of those nominees. You may vote for or against the approval on an advisory basis of the compensation paid to our named executive officers and the ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2014, or abstain from voting on those proposals.
If any of our nominees for election as Class II directors become unavailable for any reason before the election, we may reduce the number of directors serving on our board of directors, or our board of directors may designate substitute nominees, as necessary. We have no reason to believe that any of our nominees for election as Class II directors will be unavailable. If our board of directors designates any substitute nominees, the persons receiving your proxy will vote your shares for such substitute(s) if they are instructed to do so by our board of directors or, in the absence of any such instructions, in accordance with their own best judgment.
If you vote by proxy but do not specify how you want your shares voted, your shares will be voted in favor of our nominees for election as Class II directors and in favor of the approval on an advisory basis of the compensation paid to our named executive officers and the ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2014.

If you vote by proxy and any additional business properly comes before the annual meeting, the persons receiving your proxy will vote your shares on those matters as instructed by our board of directors or, in the absence of any such instructions, in accordance with their own best judgment. As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.
How to Revoke Your Proxy
You may revoke your proxy at any time before your shares are voted by providing our corporate secretary with either a new proxy with a later date or a written notice of your desire to revoke your proxy at the following address:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attention: Corporate Secretary
You may also revoke your proxy at any time prior to your shares having been voted by attending the annual meeting in person and notifying the inspector of election of your desire to revoke your proxy. Your proxy will not automatically be revoked merely because you attend the annual meeting.
Inspector of Election
Broadridge Financial Solutions, Inc. will count votes and provide a representative who will serve as an inspector of election for the annual meeting.
List of Stockholders Entitled to Vote
A list of our stockholders entitled to vote at the annual meeting will be available for inspection at the annual meeting. The stockholder list will also be available for inspection for ten days prior to the annual meeting at our corporate offices located at 8800 Technology Forest Place, The Woodlands, Texas. Any inspection of this list at our offices will need to be conducted during ordinary business hours. If you wish to conduct an inspection of the stockholder list, we request that you please contact our corporate secretary before coming to our offices.
Solicitation of Proxies and Expenses
We are asking for your proxy on behalf of our board of directors. We will bear the entire cost of preparing, printing and soliciting proxies. We will send notices of Internet availability of proxy materials and, if requested, paper copies of our proxy materials to all of our stockholders of record as of the record date and to all intermediaries, such as brokers and banks, that held any of our shares on that date on behalf of others. These intermediaries will then forward the notices and, if requested, paper copies of our proxy materials to the beneficial owners of our shares, and we will reimburse them for their reasonable out-of-pocket expenses for forwarding such materials. Our directors, officers and employees may solicit proxies by mail, in person or by telephone or other electronic communication. Our directors, officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses they incur.
Householding
As permitted by rules adopted by the Securities and Exchange Commission, we are delivering a single notice of Internet availability of proxy materials, annual report and proxy statement, as applicable, to any household at which two or more stockholders reside if we believe the stockholders are members of the same family, unless otherwise instructed by one or more of the stockholders. We will promptly deliver separate copies of these documents upon the written or oral request of any stockholder at a shared address to which a single copy of the documents were delivered.
If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please follow these instructions:

•
If your shares are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at (877) 854-4583 or writing them at P.O. Box 30170, College Station, Texas, 77842 or 211 Quality Circle, Suite 210, College Station, Texas 77845 for overnight correspondence.

•
If an intermediary, such as a broker or bank, holds your shares, please contact Broadridge and inform them of your request by calling them at (800) 542-1061 or writing them at Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Be sure to include your name, the name of your brokerage firm and your account number.

PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS
Our board board of directors, which currently has nine members, is divided or “classified” into three classes. Directors in each class are elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which they were elected. The current term of our Class II directors will expire at this annual meeting. The current terms of our Class III and Class I directors will expire at our 2015 and 2016 annual meetings of stockholders, respectively.
The board of directors has nominated and urges you to vote for the election of the individuals identified below, who have been nominated to serve as Class II directors until our 2017 annual meeting of stockholders or until their successors are duly elected and qualified. Each of these individuals is a member of our present board of directors. Your signed proxy will be voted for the nominees named below unless you specifically indicate on the proxy that you are withholding your vote.
Nominees for Class II Directors
The following individuals are nominated for election as Class II directors:

Name	Age	Position with the Company	Year First Became a Director
Samuel L. Barker, Ph.D.	71	Director (Class II)	2000
Christopher J. Sobecki	55	Director (Class II)	2007
Judith L. Swain, M.D.	65	Director (Class II)	2007

Samuel L. Barker, Ph.D. has been a director since March 2000 and served as chairman of our board of directors from 2005 to 2012. In 2001, Dr. Barker co-founded Clearview Projects, Inc., a provider of partnering and transaction services to biopharmaceutical companies, and served as its president and chief executive officer from 2003 to 2004. Dr. Barker served in a series of leadership positions at Bristol-Myers Squibb Company until his retirement in 1999. His positions at Bristol-Myers Squibb included service as executive vice president, Worldwide Franchise Management and Strategy during 1998; president, United States Pharmaceuticals from 1992 to 1997; and president, Bristol-Myers Squibb Intercontinental Commercial Operations from 1990 to 1992. Prior to 1990, Dr. Barker held executive positions in research and development, manufacturing, finance, business development and sales and marketing at Squibb Pharmaceuticals. Dr. Barker currently serves as a director of Cadence Pharmaceuticals, Inc. and served as a director of AtheroGenics, Inc. from 2006 to 2009. Dr. Barker received his B.S. from Henderson State College, his M.S. from the University of Arkansas and his Ph.D. from Purdue University.
Dr. Barker provides us with the benefit of his extensive experience in a wide variety of disciplines within the pharmaceutical industry, including the development and commercialization of pharmaceutical products, the identification, evaluation and negotiation of collaborative agreements, and the management of pharmaceutical marketing and sales efforts, as well as his organizational and management skills developed while serving in his various leadership positions at Bristol-Myers Squibb and Clearview Projects.
Christopher J. Sobecki has been a director since August 2007 and is a managing director of The Invus Group, LLC, which he joined in 1989. Mr. Sobecki is currently a director of Weight Watchers International, Inc., as well as a number of private companies in which Invus has invested. Mr. Sobecki served as a director of NitroMed, Inc. from 2006 to 2009. He holds a B.S. in industrial engineering from Purdue University and an M.B.A. from Harvard University.
Mr. Sobecki provides us with the benefit of his diversified business and financial experience, including a particular expertise in risk assessment and business strategy development, and relationships in the financial community gained in his active participation in the identification, selection, negotiation and oversight of investments by The Invus Group and his service as a director of public and private companies. Mr. Sobecki is a designee of Invus, L.P. and Invus C.V. pursuant to our stockholders’ agreement with Invus described under the heading “Transactions with Related Persons - Arrangements with Invus.”
Judith L. Swain, M.D. has been a director since September 2007. Dr. Swain is the executive director of the Singapore Institute for Clinical Sciences within A*STAR, and the Lien Chow Professor of Medicine at the National University of Singapore. She is also a director of the National Healthcare Group in Singapore. From 2005 to 2006, she was the dean for translational medicine at the University of California, San Diego. Dr. Swain served as chair of the Department of Medicine at Stanford University from 1997 to 2005, and previously served on the medical faculties of the University of Pennsylvania and Duke University. Dr. Swain is currently a director of Avacen, Inc. She has previously served in a number of national and international leadership roles and as a director or member of the scientific advisory boards for a number of biomedical technology companies and is co-founder of Synecor, LLC. Dr. Swain received her B.S. from the University of California, Los Angeles and her M.D. from the University of California, San Diego.

Dr. Swain provides us with the benefit of her extensive medical and scientific research experience gained in her more than 30 years as a practicing physician and research scientist, as well as her organizational and management skills developed in her numerous leadership positions with a variety of prominent research and academic institutions.
The Board of Directors recommends that stockholders vote “FOR” the foregoing nominees for election as Class II directors.
Current and Continuing Directors
The current directors of the Company are identified below:

Name	Age	Position with the Company
Arthur T. Sands, M.D., Ph.D.	52	President and Chief Executive Officer and Director (Class III)
Raymond Debbane (3)	59	Chairman of the Board of Directors (Class I)
Philippe J. Amouyal (2)	55	Director (Class III)
Samuel L. Barker, Ph.D. (1) (2)	71	Director (Class II)
Robert J. Lefkowitz, M.D. (3)	70	Director (Class I)
Alan S. Nies, M.D.	76	Director (Class I)
Frank P. Palantoni (1) (2)	56	Director (Class III)
Christopher J. Sobecki	55	Director (Class II)
Judith L. Swain, M.D. (1) (3)	65	Director (Class II)

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Corporate Governance Committee

Information regarding the business experience of Dr. Barker, Mr. Sobecki and Dr. Swain is set forth above under the heading “- Nominees for Class II Directors.”
Arthur T. Sands, M.D., Ph.D. co-founded our company and has been our president and chief executive officer and a director since September 1995. At Lexicon, Dr. Sands pioneered the development of large-scale gene knockout technology for use in drug discovery. Before founding Lexicon, Dr. Sands served as an American Cancer Society postdoctoral fellow in the Department of Human and Molecular Genetics at Baylor College of Medicine. He received his B.A. in economics and political science from Yale University and his M.D. and Ph.D. from Baylor College of Medicine.
Dr. Sands provides us with the benefit of his experience as an entrepreneur and founder of our company, as well as the institutional knowledge and organizational and management skills he has developed as our president and chief executive officer.
Raymond Debbane has been a director since August 2007 and became chairman of our board of directors in February 2012. Mr. Debbane is president and chief executive officer of The Invus Group, LLC, which he founded in New York in 1985 as the exclusive investment advisor of Benelux-based Artal Group S.A. In 1999, Artal became the controlling shareholder of Weight Watchers International, Inc., for which Mr. Debbane serves as chairman of the board of directors. He also serves as a director of Ceres, Inc. and as chairman or director of a number of private companies in which Invus and Artal Group S.A. have invested. Before founding The Invus Group, Mr. Debbane was a manager in the Paris office of The Boston Consulting Group, Inc., where he did consulting work for a number of major European and international companies. Mr. Debbane holds an M.B.A. from Stanford University, an M.S. in food science and technology from the University of California at Davis, and a B.S in agricultural sciences and agricultural engineering from American University of Beirut.
Mr. Debbane provides us with the benefit of his extensive financial markets and investment expertise gained in more than 25 years of leading the identification, selection, negotiation and oversight of a wide range of investments in his role as president and chief executive officer of The Invus Group, as well as his background in strategic consulting across a broad range of industries developed while with The Boston Consulting Group. Mr. Debbane is a designee of Invus, L.P. and Invus C.V. pursuant to our stockholders’ agreement with Invus described under the heading “Transactions with Related Persons - Arrangements with Invus.”
Philippe J. Amouyal has been a director since August 2007 and is a managing director of The Invus Group, LLC, a position he has held since 1999.  Previously, Mr. Amouyal was a vice president and director of The Boston Consulting Group, Inc. in Boston, Massachusetts, where he coordinated the global technology and electronics practice through most of the 1990s.  Mr. Amouyal is a director of Weight Watchers International, Inc., as well as a number of private companies in which Invus has invested. He holds an M.S. in engineering and a DEA in management from Ecole Centrale de Paris and was a research fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology.

Mr. Amouyal provides us with the benefit of his broad business and financial experience, as well as his expertise in compensation and performance management and the assessment and prioritization of research and development projects, gained in his active participation in the identification, selection, negotiation and oversight of investments by The Invus Group and his consulting experience with The Boston Consulting Group. Mr. Amouyal is a designee of Invus, L.P. and Invus C.V. pursuant to our stockholders’ agreement with Invus described under the heading “Transactions with Related Persons - Arrangements with Invus.”
Robert J. Lefkowitz, M.D. has been a director since February 2001 and a consultant to our company since March 2003. Dr. Lefkowitz is the James B. Duke Professor of Medicine, professor of biochemistry and a Howard Hughes Medical Institute investigator at Duke University Medical Center, where he has served on the faculty since 1973. Dr. Lefkowitz is a member of the National Academy of Sciences and has received more than 50 major awards for his research, including the 2012 Nobel Prize in Chemistry, the Shaw Prize, the Albany Medical Center Prize and the 2007 National Medal of Science. Dr. Lefkowitz received his B.A. from Columbia University and his M.D. from Columbia University College of Physicians and Surgeons.
Dr. Lefkowitz provides us with the benefit of his medical expertise and his extensive experience in biological and pharmaceutical research, particularly with respect to the identification of drug targets and preclinical evaluation of drug candidates, gained in more than 40 years as a member of the faculty at Duke University Medical Center.
Alan S. Nies, M.D. has been a director since November 2003 and chairman of our medical advisory board since March 2003. From 1992 to 2002, Dr. Nies served in a series of senior management positions at Merck & Co. Inc., including senior vice president, clinical sciences. Prior to joining Merck, Dr. Nies spent fifteen years as professor of medicine and pharmacology and head of the Division of Clinical Pharmacology at the University of Colorado Health Sciences Center. Dr. Nies holds a B.S. from Stanford University and an M.D. from Harvard Medical School.
Dr. Nies provides us with the benefit of his extensive clinical development experience, particularly with respect to the design, management and reporting of clinical trials, as well as his organizational and management skills developed while serving in his various leadership positions with Merck and the University of Colorado Health Sciences Center.
Frank P. Palantoni has been a director since November 2004. Mr. Palantoni is president of Palantoni & Partners LLC, an advisory firm for the consumer and health care industries. Mr. Palantoni served as president of the pet and animal health division of Central Garden & Pet Company from 2011 to 2013 and was a partner at P3 Capital Management LLC, an early stage consumer products equity fund, from 2006 to 2011. Mr. Palantoni served as chief operating officer and chief executive officer of Prestige Brands Holding, Inc. from 2005 to 2006. From 1998 to 2004, Mr. Palantoni held a variety of senior management positions with Novartis AG, including president and chief executive officer, worldwide of the Gerber Products Company, and chief executive officer for North American operations of the Consumer Health Division. Prior to joining Novartis, he held a series of senior management positions with The Danone Group. He holds a B.S. from Tufts University and an M.B.A. from Columbia University.
Mr. Palantoni provides us with the benefit of his extensive business operations experience, as well as his expertise in compensation and performance management and his broad business and management skills developed while serving in his various leadership positions in the consumer health products industry.
PROPOSAL NUMBER 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with an opportunity to vote, on a non-binding and advisory basis, on the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.
As described below under “Executive and Director Compensation - Compensation Discussion and Analysis,” we have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert maximum efforts for our success.
Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2014 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, 2013 Summary Compensation Table and the other compensation related tables and disclosure.”

As this vote is advisory, it will not be binding upon the board of directors or the compensation committee and neither the board of directors nor the compensation committee will be required to take any action as a result of the outcome of this vote. However, the compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies.
The Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement.
PROPOSAL NUMBER 3:
RATIFICATION AND APPROVAL OF INDEPENDENT AUDITORS
The board of directors has appointed the firm of Ernst & Young LLP as our independent auditors to make an examination of our accounts for the fiscal year ending December 31, 2014, subject to ratification by our stockholders. Representatives of Ernst & Young LLP, are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board of Directors recommends that stockholders vote “FOR” ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2014.
Compensation of Independent Auditors
The following table presents the estimated aggregate fees billed and to be billed by Ernst & Young LLP for services performed during our last two fiscal years.

	Years Ended December 31,
	2013	2012
Audit fees(1)	$367,100	$396,000
Audit-related fees(2)	28,000	26,000
Tax fees	—	—
All other fees	—	—
	$395,100	$422,000

(1)
“Audit fees” include professional services rendered for (i) the audit of our internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002, for the fiscal years ended December 31, 2012 and 2013, (ii) the audit of our annual financial statements for the fiscal years ended December 31, 2012 and 2013, (iii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years and (iv) the issuance of consents and other matters relating to registration statements filed by us.

(2)
“Audit-related fees” include assurance or related services reasonably related to our audit for the fiscal years ended December 31, 2012 and 2013. These fees related to the audit of the financial statements of our 401(k) plan.

The audit committee reviewed and approved all the fees described above. As part of its duties, the audit committee has determined that the provision by Ernst & Young LLP of the non-audit services described above is compatible with maintaining the auditors’ independence.
Audit Committee Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures requiring the pre-approval of all audit and non-audit services rendered by our independent auditors, either as part of the audit committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis before the independent auditors are engaged to provide each service. The audit committee’s pre-approval authority may be delegated to one or more of its members, but any pre-approval decision must be reported to the full audit committee at its next regularly scheduled meeting.
Audit Committee Report
The role of the audit committee is to assist the board of directors in its oversight of our financial reporting process. The audit committee reviews our internal accounting procedures and consults with, and reviews the services provided by, our independent auditors.
The management of our company is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the audit committee has reviewed and discussed the audited financial statements with management. The committee has also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the committee has received the written disclosures and the letter from our independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent auditors’ communications with the audit committee concerning independence, as currently in effect, and has discussed with our independent auditors their independence.
Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to in the audit committee charter, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10‑K for the year ended December 31, 2013.
Audit Committee
Samuel L. Barker, Ph.D. (Chairman)
Frank P. Palantoni
Judith L. Swain, M.D.

The foregoing audit committee report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this compensation committee report by reference, and shall not otherwise be deemed filed under such acts.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of our common stock as of February 24, 2014 by:

•	each of the individuals listed in “Executive and Director Compensation - Summary Compensation Table for 2013”;

•	each of our directors;

•	each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock; and

•	all current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission computing the number of shares beneficially owned by a person and the percentage ownership of that person. Shares of common stock underlying stock options held by that person that are currently exercisable or exercisable within 60 days of February 24, 2014 and restricted stock units held by that person that are scheduled to vest within 60 days of February 24, 2014 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person.
Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 513,790,361 shares of common stock outstanding on February 24, 2014. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Lexicon Pharmaceuticals, Inc., 8800 Technology Forest Place, The Woodlands, Texas 77381.

	Beneficial Ownership
	Number of Shares Beneficially Owned	Shares Issuable Pursuant to Options Exercisable or Restricted Stock Units Scheduled to Vest within 60 Days of February 24, 2014	Percentage Ownership
Invus, L.P., Invus Public Equities, L.P., Invus C.V. and related parties (1)	283,154,744	─	55.1%
FMR LLC, Edward C. Johnson 3d and related parties (2)	74,723,436	─	14.5%
Arthur T. Sands, M.D., Ph.D. (3)	1,820,370	4,036,578	1.1%
Jeffrey L. Wade, J.D.	110,836	1,889,107	*
Pablo Lapuerta, Ph.D.	8,275	379,056	*
Alan J. Main, Ph.D.	114,768	1,549,823	*
Brian P. Zambrowicz, Ph.D.	234,139	2,326,677	*
Raymond Debbane (4)	29,804,474	108,333	5.8%
Philippe J. Amouyal	21,865	108,333	*
Samuel L. Barker, Ph.D.	121,865	184,333	*
Robert J. Lefkowitz, M.D.	21,865	114,333	*
Alan S. Nies, M.D.	26,865	114,333	*
Frank P. Palantoni	21,865	128,333	*
Christopher J. Sobecki	22,865	108,333	*
Judith L. Swain, M.D.	21,865	108,333	*
All current directors and executive officers as a group (3)(4) (14 persons)	32,399,920	11,619,564	8.4%

* Represents beneficial ownership of less than 1 percent.

(1)
Based upon a Schedule 13D/A filed with the SEC on October 26, 2012, reflecting the beneficial ownership of our common stock by Invus, L.P., Invus Public Equities, L.P., Invus C.V. and related parties. Invus, L.P. and related parties may be deemed to have sole investment and voting power with respect to 247,818,843 of such shares and shared voting power with respect to 5,553,292 of such shares. Invus Public Equities, L.P. and related parties may be deemed to have sole investment and shared voting power with respect to 5,553,292 of such shares. Invus C.V. and related parties may be deemed to have sole investment and voting power with respect to 29,782,609 of such shares. The address for Invus, L.P. and Invus Public Equities, L.P. is Clarendon House, 2 Church Street, Hamilton HM II, Bermuda. The address for Invus C.V. is Marten Meesweg 25, Rotterdam 3068 AV, Netherlands. The address for all related parties is 750 Lexington Avenue, 30th Floor, New York, New York 10022.

(2)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2014, reflecting the beneficial ownership of our common stock by FMR LLC, Edward C. Johnson 3d and related parties. FMR LLC and Mr. Johnson each have sole investment power with respect to all of such shares and sole voting power with respect to 363,300 of such shares. The Boards of Trustees of certain related parties have sole voting power with respect to 74,360,136 of such shares. The address for FMR LLC, Mr. Johnson and all related parties is 245 Summer Street, Boston, Massachusetts 02210.

(3)
The number of shares beneficially owned by Dr. Sands includes 60,000 shares held by his wife as custodian for their children and 817,500 shares owned by Sands Associates LP. The general partners of Sands Associates LP are ATS Associates, L.L.C., owned by Dr. Sands, and MES Associates, L.L.C., owned by Dr. Sands’ wife.

(4)
The number of shares beneficially owned by Mr. Debbane includes 29,782,609 shares beneficially owned by Invus C.V. and related parties. Mr. Debbane disclaims beneficial ownership of these shares. The address for Mr. Debbane is c/o The Invus Group, LLC, 750 Lexington Avenue, 30th Floor, New York, New York 10022.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all such forms that they file.
To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with in a timely manner.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents aggregate summary information as of December 31, 2013 regarding the common stock that may be issued upon exercise of options, warrants and rights under all of our existing equity compensation plans, including our Equity Incentive Plan and Non-Employee Directors’ Equity Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price per share of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	27,548,044	$2.4162	15,537,621
Equity compensation plans not approved by security holders	—	—	—
Total	27,548,044	$2.4162	15,537,621

(1)
Consists of shares of our common stock issuable upon the exercise of outstanding stock options or vesting of outstanding restricted stock units granted under our Equity Incentive Plan and Non-Employee Directors’ Equity Incentive Plan or remaining available for issuance under those plans.

(2)
Reflects only the weighted-average exercise price per share of outstanding stock options granted under our Equity Incentive Plan and Non-Employee Directors’ Stock Option Plan and excludes from such calculation 4,241,869 restricted stock units granted under our Equity Incentive Plan pursuant to which shares of our common stock may be issued for no additional consideration.

CORPORATE GOVERNANCE
Independence of the Board of Directors
After reviewing all relevant transactions and relationships involving each member of the board of directors (and his or her family), the board of directors has affirmatively determined that Raymond Debbane, Philippe J. Amouyal, Samuel L. Barker, Ph.D., Robert J. Lefkowitz, M.D., Alan S. Nies, M.D., Frank P. Palantoni, Christopher J. Sobecki and Judith L. Swain, M.D., which members constitute a majority of the board of directors, are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc.
In making such determinations, the board of directors considered our consulting agreements with Robert J. Lefkowitz, M.D., under which Dr. Lefkowitz serves as a consultant to us on matters relating to our drug discovery and development efforts, and with Alan S. Nies, M.D., under which Dr. Nies serves as chairman of our medical advisory board. With respect to Raymond Debbane, Philippe J. Amouyal and Christopher J. Sobecki, the board of directors also considered the percentage of our outstanding common stock owned by Invus and its affiliates.
Board Committees
Audit Committee. Our audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee our accounting and financial reporting processes and the audits of our financial statements. In that regard, the audit committee assists our board of directors in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements. The audit committee operates pursuant to a charter that was last amended and restated by the board of directors on February 7, 2013, a copy of which appears on our website at www.lexpharma.com under the caption “Investors ‑ Corporate Governance.”
The current members of our audit committee are Samuel L. Barker, Ph.D. (chair), Frank P. Palantoni and Judith L. Swain, M.D. The board of directors, in its business judgment, has determined that Dr. Barker, Mr. Palantoni and Dr. Swain are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. The board of directors, in its business judgment, has also determined that Samuel L. Barker, Ph.D. is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S‑K.
Compensation Committee. Our compensation committee has been established to determine the compensation of our employees, including our chief executive officer and other officers. The compensation committee also has responsibility for the evaluation and approval of all compensation plans, policies and programs, including the issuance of stock options, restricted stock units and other awards under our Equity Incentive Plan. The compensation committee operates pursuant to a charter that was last amended and restated by the board of directors on February 7, 2013, a copy of which appears on our website at www.lexpharma.com under the caption “Investors - Corporate Governance.”
The compensation committee may delegate any of its authority to subcommittees consisting of one or more compensation committee members, with all subcommittee decisions being presented to the full compensation committee at its next scheduled meeting. The compensation committee did not delegate any such authority with respect to 2013 compensation matters.
The compensation committee may retain compensation consultants, legal counsel or other advisors when it deems appropriate to assist in its evaluation of executive compensation. The compensation committee engaged Hay Group, Inc. in 2013 as an independent compensation consultant as described under the heading “Executive and Director Compensation ‑ Compensation Discussion and Analysis.”
The compensation committee meets in connection with most regularly scheduled meetings of the board of directors, and holds meetings after the commencement of each year specifically devoted to evaluating corporate and individual performance during the prior year and making compensation decisions on such basis. In preparation for such decisions, our president and chief executive officer generally reviews the performance of officers other than himself and, in consultation with the compensation committee and at its direction, makes certain recommendations to the compensation committee relating to their compensation. Our executive vice president, corporate development and chief financial officer performed such functions in consultation with our president and chief executive officer with respect to compensation decisions made in February 2014. The compensation committee reviews such recommendations and makes changes to such recommendations as it deems appropriate. All executive compensation determinations are made by the compensation committee in the absence of management.
The current members of our compensation committee are Mr. Palantoni (chair), Philippe J. Amouyal and Samuel L. Barker, Ph.D. The board of directors, in its business judgment, has determined that Mr. Palantoni, Mr. Amouyal and Dr. Barker are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. In making such determinations, the board of directors considered the matters relating to Mr. Amouyal described under the heading “Corporate Governance ‑ Independence of the Board of Directors.”
Corporate Governance Committee. Our corporate governance committee has been established to oversee all aspects of our corporate governance functions. In that regard, the corporate governance committee makes recommendations to the board of directors regarding the identification, evaluation and selection of candidates to serve on the board of directors, the composition of board committees and the development of other corporate governance functions. The corporate governance committee operates pursuant to a charter that was last amended and restated by the board of directors on February 7, 2013, a copy of which appears on our website at www.lexpharma.com under the caption “Investors ‑ Corporate Governance.”
The corporate governance committee has not established any specific minimum qualifications for membership on our board of directors. Rather, the committee will generally consider all relevant factors, which may include independence, experience, diversity, leadership qualities and strength of character. As the corporate governance committee does not uniquely consider diversity relative to the other factors, the committee has not established a policy with regard to the consideration of diversity in identifying potential director candidates. The corporate governance committee uses its available network of contacts when compiling a list of potential director candidates and may also engage outside consultants when appropriate. The committee also considers potential director candidates recommended by stockholders and other parties and all potential director candidates are evaluated based on the above criteria. Because the corporate governance committee makes no distinction in its evaluation of candidates based on whether such candidates are recommended by stockholders or other parties, no formal policy or procedure has been established for the consideration of director candidates recommended by stockholders.
Any stockholder wishing to propose a potential director candidate may submit a recommendation in writing within the time frame specified in our bylaws. All such communications should be sent to 8800 Technology Forest Place, The Woodlands, Texas 77381, Attn: Corporate Governance Committee. Submissions should include the full name of the proposed candidate and a detailed description of the candidate’s qualifications, business experience and other relevant biographical information.
The current members of our corporate governance committee are Raymond Debbane (chair), Robert J. Lefkowitz, M.D. and Judith L. Swain, M.D. The board of directors, in its business judgment, has determined that Mr. Debbane, Dr. Lefkowitz and Dr. Swain are “independent” in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. In making such determinations, the board of directors considered the matters relating to Mr. Debbane and Dr. Lefkowitz described under the heading “Corporate Governance - Independence of the Board of Directors.”
Board Leadership Structure and Role in Risk Oversight
The current leadership structure of our board of directors reflects a separation of the roles of chairman and principal executive officer. This leadership structure is intended to provide our board of directors with an appropriate level of independence from management and encourage a high degree of autonomy within our board of directors.
Our board of directors administers its risk oversight responsibilities by evaluating the material risks, including operational risks and liquidity risks, facing our company or inherent in our corporate strategy. This is accomplished through regular discussions with management and by reference to the independent understanding and knowledge of many such risks possessed by members of our board of directors. Our board of directors regularly reviews the viability and prudence of our corporate strategy in light of the evolving nature of such risks and makes adjustments to that strategy when appropriate. Our board of directors oversees management’s implementation of our corporate strategy, remains alert for excessive risk-taking in such implementation and provides timely input to management regarding any critical risk issues. The efforts of our board of directors to oversee any risks relating to our financial reporting or internal accounting procedures are supplemented by the regular interactions of our audit committee with the individuals with day-to-day responsibilities for such functions.
Board and Committee Meetings and Attendance in 2013
The board of directors met five times in 2013. In 2013, the audit committee met five times and took certain additional actions by unanimous written consent, the compensation committee met six times and took certain additional actions by unanimous written consent, and the corporate governance committee met two times. During 2013, none of our directors attended fewer than 75 percent of the aggregate number of meetings of the board of directors and committees during the period served.
It is our policy to encourage the members of our board of directors to attend all annual meetings of stockholders. Eight of the nine members of our board of directors attended our 2013 annual meeting of stockholders.

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, the text of which appears on our website at www.lexpharma.com under the caption “Investors ‑ Corporate Governance.” We intend to disclose on our website the nature of any amendment to or waiver from our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions within four business days following the date of such amendment or waiver. In the case of any such waiver, including an implicit waiver, we also intend to disclose the name of the person to whom the waiver was granted and the date of the waiver. To date, we have not granted any waivers under our code of business conduct and ethics.
Corporate Governance Guidelines
We have adopted corporate governance guidelines, including, among other things, guidelines with respect to the structure of our board of directors, director selection and qualifications, and non-employee director compensation. The text of our corporate governance guidelines appears on our website at www.lexpharma.com under the caption “Investors ‑ Corporate Governance.”
Stockholder Communications with the Board of Directors
We believe that our stockholders are currently provided a reasonable means to communicate with our board of directors and individual directors. As a result, our board of directors has not established a formal process for stockholders to send communications to the board of directors or individual directors. However, the corporate governance committee will consider, from time to time, whether adoption of a formal process for such stockholder communications has become necessary or appropriate. Stockholders may send communications to the board of directors or individual directors by mail at 8800 Technology Forest Place, The Woodlands, Texas 77381, Attn: Board of Directors or any individual director.
Compensation Committee Interlocks and Insider Participation
During 2013, Frank P. Palantoni, Philippe J. Amouyal, Samuel L. Barker, Ph.D. and Alan S. Nies, M.D. served as members of the compensation committee of our board of directors. Mr. Amouyal is a designee of Invus pursuant to our stockholders’ agreement with Invus, L.P. described under the heading “Transactions with Related Persons - Arrangements with Invus.” During 2013, none of our executive officers served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served as a member of our board of directors or compensation committee.
TRANSACTIONS WITH RELATED PERSONS
Arrangements with Invus
In June 2007, we entered into a securities purchase agreement with Invus, L.P., under which Invus, L.P. purchased 50,824,986 shares of our common stock in August 2007. Invus, L.P. and its affiliates have subsequently purchased additional shares of our common stock and currently own approximately 55.1% of our outstanding common stock.
Board of Directors. Concurrently with the execution of the securities purchase agreement, we entered into a stockholders’ agreement with Invus, L.P. under which Invus, L.P. and Invus C.V., which we collectively refer to as Invus, have the right to designate a number of directors equal to the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates, rounded up to the nearest whole number of directors. Invus has designated three of the nine current members of our board of directors. While Invus has not presently exercised its director designation rights in full, it may exercise them at any time in the future in its sole discretion. To facilitate the exercise of such rights, we have agreed, upon written request from Invus, to take all necessary actions in accordance with our obligations under the stockholders’ agreement to (a) increase the number of directors to the number specified by Invus (which number shall be no greater than reasonably necessary for the exercise of Invus’ director designation rights under the stockholders’ agreement) and (b) cause the appointment to the newly created directorships of directors so designated by Invus pursuant to its rights under the stockholders’ agreement.
Invus also has the right to require proportionate representation of Invus-appointed directors on the audit, compensation and corporate governance committees of our board of directors, subject to certain restrictions. Invus‑designated directors currently serve as one of the four members of the compensation committee and one of the three members of the corporate governance committee of our board of directors.
The provisions of the stockholders’ agreement relating to Invus’ rights to designate members of our board of directors and its audit, compensation and corporate governance committees will terminate if the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates falls below 10%. Invus also has the right to terminate these provisions at any time in its discretion.

Preemptive Rights. Invus has preemptive rights under the stockholders’ agreement to participate in future equity issuances by us, subject to certain exceptions, so as to maintain its then-current percentage ownership of our capital stock. Subject to certain limitations, Invus will be required to exercise its preemptive rights in advance with respect to certain marketed offerings, in which case it will be obligated to buy its pro rata share of the number of shares being offered in such marketed offering, including any overallotment (or such lesser amount specified in its exercise of such rights), so long as the sale of the shares were priced within a range within 10% above or below the market price on the date we notified Invus of the offering and we met certain other conditions.
The provisions of the stockholders’ agreement relating to preemptive rights will terminate on the earlier to occur of August 28, 2017 and the date on which the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates falls below 10%.
Consent Rights. Invus is entitled to certain consent rights under the stockholders’ agreement, including with respect to (a) the creation or issuance of any new class or series of shares of our capital stock (or securities convertible into or exercisable for shares of our capital stock) having rights, preferences or privileges senior to or on parity with our common stock, (b) any amendment to our certificate of incorporation or bylaws, or amendment to the certificate of incorporation or bylaws of any of our subsidiaries, in a manner adversely affecting Invus’ rights under the securities purchase agreement and the related agreements, (c) the repurchase, retirement, redemption or other acquisition of our or our subsidiaries’ capital stock (or securities convertible into or exercisable for shares of our or our subsidiaries’ capital stock), (d) any increase in the size of our board of directors to more than 12 members and (e) the adoption or proposed adoption of any stockholders’ rights plan, “poison pill” or other similar plan or agreement, unless Invus is exempt from the provisions of such plan or agreement.
The provisions of the stockholders’ agreement relating to consent rights will terminate on the earlier to occur of August 28, 2017 and the date on which Invus and its affiliates hold less than 15% of the total number of outstanding shares of our common stock.
Registration Rights. Concurrently with the execution of the securities purchase agreement, we also entered into a registration rights agreement with Invus, L.P., pursuant to which Invus and its affiliates have certain demand and piggyback registration rights with respect to shares of our common stock held by them.
Related Party Transaction Policies
We have adopted written policies and procedures for the review, approval and ratification of interested transactions with related parties. Subject to certain exceptions provided in Item 404(a) of Regulation S‑K, an “interested transaction” means any transaction, arrangement or relationship in which we are a participant and the amount involved will or may be expected to exceed $120,000 in any calendar year, and in which any related party has or will have a direct or indirect material interest. A “related party” means (a) any executive officer, director, nominee for election as a director or any person beneficially owning five percent or more of our common stock and (b) any immediate family member of such parties.
All interested transactions are subject to the review and approval of our audit committee and if advance audit committee approval is not feasible, then the interested transaction will be considered for ratification at the audit committee’s next regularly scheduled meeting. In determining whether to approve or ratify any interested transaction, the audit committee will consider, among other factors it may deem appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances and the extent of the related party’s interest in the transaction. No director participates in any discussion or approval of an interested transaction for which he or she is a related party. On at least an annual basis, the audit committee reviews and assesses any ongoing interested transactions to ensure that the transaction remains appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis
We have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term stockholder value. All compensation decisions are made by our compensation committee pursuant to authority delegated by our board of directors and the annual compensation package for executive and other officers typically consists primarily of three elements:

•	a base salary, which reflects the responsibilities relating to the position and individual performance;

•	variable annual cash bonus awards, determined relative to pre-established bonus targets expressed as a percentage of base salary; and

•	long-term stock-based incentive awards, designed to provide a continuing proprietary interest in our success.
We generally seek to set targeted total cash compensation, consisting of base salaries and annual cash bonus award targets, and total direct compensation, consisting of targeted total cash compensation and long-term stock-based incentive awards, at or near the median of a peer group of biopharmaceutical companies if such compensation level is justified by company performance, individual performance and prevailing financial conditions.
In determining peer group compensation, we use available survey data from several sources, relying principally on data from a comprehensive survey of the compensation practices of several hundred companies in the biopharmaceutical industry. We expand on this survey data with reviews of the publicly-disclosed compensation practices of a group of biopharmaceutical companies selected for comparison purposes based on one or more factors, including number of employees, revenues, stage of development, and market capitalization.
For compensation decisions made in February 2011, this group of companies consisted of:

Acorda Therapeutics, Inc.	Dyax Corp.	Orexigen Therapeutics, Inc.
Affymax, Inc.	Exelixis, Inc.	Peregrine Pharmaceuticals, Inc.
Allos Therapeutics, Inc.	Facet Biotech Corporation	QLT Inc.
Alnylam Pharmaceuticals, Inc.	Geron Corporation	Rigel Pharmaceuticals Inc
Amag Pharmaceuticals, Inc.	ImmunoGen, Inc.	Sangamo Biosciences, Inc.
Ardea Biosciences, Inc.	Incyte Corporation	Seattle Genetics, Inc.
Arena Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.	Siga Technologies, Inc.
Ariad Pharmaceuticals, Inc.	Inspire Pharmaceuticals, Inc.	Spectrum Pharmaceuticals, Inc.
Array Biopharma Inc.	Intermune, Inc.	Targacept, Inc.
Avanir Pharmaceuticals, Inc.	Ligand Pharmaceuticals Incorporated	Xenoport, Inc.
Cell Therapeutics, Inc.	Nektar Therapeutics	ZymoGenetics, Inc.
Cytori Therapeutics, Inc.	Optimer Pharmaceuticals, Inc.
For compensation decisions made in February 2012, this group of companies consisted of:

Acorda Therapeutics, Inc.	Dyax Corp.	Micromet, Inc.
Allos Therapeutics, Inc.	Dynavax Technologies Corporation	Neurocrine Biosciences, Inc.
Alnylam Pharmaceuticals, Inc.	Exelixis, Inc.	NPS Pharmaceuticals, Inc.
Amag Pharmaceuticals, Inc.	Geron Corporation	Optimer Pharmaceuticals, Inc.
Ardea Biosciences, Inc.	Idenix Pharmaceuticals, Inc.	Pharmasset, Inc.
Arena Pharmaceuticals, Inc.	ImmunoGen, Inc.	QLT Inc.
Ariad Pharmaceuticals, Inc.	Immunomedics, Inc.	Rigel Pharmaceuticals Inc
Arqule, Inc.	Inspire Pharmaceuticals, Inc.	Sangamo Biosciences, Inc.
Avanir Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.	Synta Pharmaceuticals Corp.
AVEO Pharmaceuticals, Inc.	Isis Pharmaceuticals, Inc.	Targacept, Inc.
Cell Therapeutics, Inc.	MannKind Corporation	Xenoport, Inc.
Cytori Therapeutics, Inc.	Medivation, Inc.

For compensation decisions made in February 2013, this group of companies consisted of:

Affymax, Inc.	Idenix Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
Alnylam Pharmaceuticals, Inc.	ImmunoGen, Inc.	NPS Pharmaceuticals, Inc.
Ardea Biosciences, Inc.	Immunomedics, Inc.	QLT Inc.
Arena Pharmaceuticals, Inc.	Incyte Corporation	Rigel Pharmaceuticals Inc
Ariad Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.	Sangamo Biosciences, Inc.
Arqule, Inc.	InterMune, Inc.	Seattle Genetics, Inc.
Array Biopharma Inc.	Ironwood Pharmaceuticals, Inc.	Synageva BioPharma Corp.
Cell Therapeutics, Inc.	Isis Pharmaceuticals, Inc.	Synta Pharmaceuticals Corp.
Dyax Corp.	MannKind Corporation	Targacept, Inc.
Dynavax Technologies Corporation	Medivation, Inc.	Xenoport, Inc.
Exelixis, Inc.	Micromet, Inc.
For compensation decisions made in February 2014, this group of companies consisted of:

Acadia Pharmaceuticals Inc.	ImmunoGen, Inc.	Neurocrine Biosciences, Inc.
Aegerion Pharmaceuticals, Inc.	Infinity Pharmaceuticals, Inc.	NPS Pharmaceuticals, Inc.
Arena Pharmaceuticals, Inc.	Intercept Pharmaceuticals, Inc.	Puma Biotechnology, Inc.
Array Biopharma Inc.	InterMune, Inc.	Synageva BioPharma Corp.
Clovis Oncology, Inc.	Ironwood Pharmaceuticals, Inc.	Tesaro, Inc.
Exelixis, Inc.	MannKind Corporation	Vivus, Inc.
Idenix Pharmaceuticals, Inc.
The peer group of biopharmaceutical companies for which we obtained survey data and the additional groups of companies listed above do not necessarily coincide with the companies comprising the Nasdaq Biotechnology Index. Although we acknowledge the inherent limitations in comparing our compensation practices with the compensation practices of these companies, we believe that these comparisons are useful and important points of reference in making compensation determinations.
In making compensation determinations and reviewing comparative data, the compensation committee reviews total direct compensation in its totality, assigning dollar values to each of the elements of such compensation, including base salary, annual cash bonus award targets and long-term stock-based incentive awards. The committee generally allocates a greater percentage of total direct compensation to long-term stock-based incentive awards in acknowledgment of the unique challenges present in the biopharmaceutical industry and in order to reinforce the alignment of interests between our executive and other officers and our stockholders.
In determining the level and composition of compensation of each of our executive and other officers, we take into account various qualitative and quantitative indicators of corporate and individual performance. Among the challenges faced by us and other companies in the biopharmaceutical industry is the unique combination of the relatively long time period typically necessary to discover, develop and commercialize drugs and the historically low success rate in doing so. As a result, in evaluating the performance of management, the compensation committee takes into consideration such factors as the progress exhibited by our drug candidates in human clinical trials, the number and quality of drug candidates in clinical trials, the number and quality of preclinical drug candidates, the value and scope of strategic collaborations and alliances with leading pharmaceutical companies, and the ability to otherwise finance our operations from external sources. In addition, the compensation committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.
The compensation committee generally makes executive compensation determinations in February of each year, taking into account both company and individual performance over the preceding year, as well as prevailing financial conditions. The compensation committee meets at least once in advance of the meeting in which executive compensation determinations are actually made to discuss considerations relating to those determinations.
The compensation committee may also retain compensation consultants, legal counsel or other advisors when it deems appropriate to assist in its evaluation of executive compensation. The compensation committee did not engage any consultants with respect to 2011 or 2012 compensation matters. In 2013, the compensation committee engaged Hay Group, Inc. as an independent compensation consultant to provide assistance in the review and refinement of our annual compensation determination process and advise the compensation committee on related executive compensation matters. At the compensation committee’s request, Hay Group participated in compensation committee meetings, conducted interviews of compensation committee members and certain officers, and prepared an assessment of and recommendations with respect to our annual compensation determination process. Hay Group has not received any compensation from us other than for those services performed for the compensation committee under such engagement. In July 2013, the committee assessed the independence of Hay Group and concluded that no conflict of interest exists that would prevent Hay Group from providing the services performed for the compensation committee under such engagement.
We received a favorable advisory vote on the compensation of our named executive officers at our 2013 annual meeting of stockholders, with over 90% of the votes cast with respect to such matter voting in favor of such compensation. The compensation committee believes those voting results affirm our stockholders’ support of our approach to executive compensation and did not make any material changes to its approach. The compensation committee will continue to consider the outcome of our advisory votes on executive compensation when making future decisions with respect to the compensation paid to our named executive officers.
Corporate and Individual Performance Criteria
February 2011 Compensation Determinations
In February 2011, the compensation committee made determinations regarding 2010 cash bonus awards and 2011 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2010:

•
the progression in the clinical development of our LX4211 drug candidate, including the initiation and completion of a mechanistic clinical study of a tablet formulation of LX4211 in patients with Type 2 diabetes, with favorable results;

•
the completion of a Phase 2a clinical trial of a second drug candidate, LX2931, in patients with rheumatoid arthritis, with results suggesting that patients treated with the highest dose level of LX2931 studied in the clinical trial showed improvement in the primary efficacy endpoint of the study;

•	the progression of enrollment in a Phase 2 clinical trial of a third drug candidate, LX1032, or telotristat etiprate, in patients with carcinoid syndrome;

•
the progression of our efforts to develop an improved formulation of a fourth drug candidate, LX1031, for irritable bowel syndrome and the submission of an investigational new drug application for LX1033, a back-up compound to LX1031;

•	our progress relative to our objectives in advancing our other drug discovery and development programs;

•
our exercise of a restructured purchase option under our financing arrangement with Symphony Icon Holdings LLC to acquire all the equity of Symphony Icon, Inc., thereby reacquiring all the rights to LX1031, telotristat etiprate, LX1033 and the other drug programs subject to the collaboration; and

•	our performance relative to our objectives for financial performance, specifically relating to year-end cash and investments and business development.
The committee’s compensation determinations in February 2011 reflected its assessment that we partially achieved our objectives relating to both our drug discovery and development programs, collectively representing what the committee considered to be our most important objectives, and our financial performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were partially achieved.
For executive officers other than Dr. Sands, our president and chief executive officer, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each executive officer towards the achievement of the year’s corporate goals, together with Dr. Sands’ and the committee’s independent assessment of each executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Dr. Sands had no individual goals for 2010 apart from the corporate goals.
The committee’s determinations for Dr. Sands were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership. For other executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each executive officer’s individual goals. In the case of Dr. Main, the compensation committee took into account his contributions toward the achievement of an investigational new drug application for LX1033, the selection of two additional drug candidates, LX5061 and LX2311, and progress in additional drug discovery programs, as well as his strategic and operational leadership. In the case of Mr. Wade, the compensation committee took into account his contributions toward the completion of a common stock financing, our exercise of the restructured purchase option under our financing arrangement with Symphony Icon Holdings LLC and our business development and alliance management activities, as well as his strategic and operational leadership. In the case of Dr. Zambrowicz, the compensation committee took into account his contributions toward the advancement of our drug candidates in clinical development, with favorable results in clinical trials of LX4211, the achievement of an investigational new drug application for LX1033, the selection of two additional drug candidates, LX5061 and LX2311, and progress in additional drug discovery programs, as well as his strategic and operational leadership and participation in business development activities.
February 2012 Compensation Determinations
In February 2012, the compensation committee made determinations regarding 2011 cash bonus awards and 2012 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2011:

•
the progression in the clinical development of our LX4211 drug candidate, including the initiation and timely progression of enrollment for a Phase 2b clinical trial of LX4211 and the initiation and completion of two other clinical studies, one of which tested the combined effects of LX4211 with sitagliptin, each with positive results;

•
the completion of a Phase 2 clinical trial of a second drug candidate, LX1032, or telotristat etiprate, in patients with carcinoid syndrome, with positive results, and the initiation of a proof-of-concept clinical study of telotristat etiprate in patients with inflammatory bowel disease;

•
the completion of a Phase 1 clinical trial of a third drug candidate, LX1033 for irritable bowel syndrome, with positive results, and the progression of preparations for a Phase 2 clinical trial of LX1033 in irritable bowel syndrome patients;

•	the initiation of a dose escalation clinical study of a fourth drug candidate, LX2931, in patients with rheumatoid arthritis;

•	the submission of an investigational new drug application for one of our other drug candidates, LX7101 for glaucoma;

•	our progress relative to our objectives in advancing our other drug discovery and development programs; and

•	our performance relative to our objectives for financial performance, specifically relating to year-end cash and investments and business development.
The committee’s compensation determinations in February 2012 reflected its assessment that we largely achieved our objectives relating to our drug discovery and development programs, collectively representing what the committee considered to be our most important objectives, and partially achieved our objectives relating to our financial performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were largely achieved.
For executive officers other than Dr. Sands, our president and chief executive officer, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each executive officer towards the achievement of the year’s corporate goals, together with Dr. Sands’ and the committee’s independent assessment of each executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Dr. Sands had no individual goals for 2011 apart from the corporate goals.
The committee’s determinations for Dr. Sands were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership. For other executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each executive officer’s individual goals. In the case of Dr. Lapuerta, the compensation committee took into account his contributions toward the advancement of our drug candidates in clinical development, with favorable results in clinical trials of LX4211, telotristat etiprate and LX1033 and the achievement of an investigational new drug application for LX7101, as well as his strategic and operational leadership and participation in business development activities. In the case of Dr. Main, the compensation committee took into account his contributions toward the achievement of an investigational new drug application for LX7101 and progress in additional drug discovery programs, as well as his strategic and operational leadership. In the case of Mr. Wade, the compensation committee took into account his contributions toward our financial management and our business development and alliance management activities, as well as his strategic and operational leadership. In the case of Dr. Zambrowicz, the compensation committee took into account his contributions toward the advancement of our drug candidates in clinical development, with favorable results in clinical trials of LX4211, telotristat etiprate and LX1033, the achievement of an investigational new drug application for LX7101, and progress in additional drug discovery programs, as well as his strategic and operational leadership and participation in business development activities.
February 2013 Compensation Determinations
In February 2013, the compensation committee made determinations regarding 2012 cash bonus awards and 2013 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2012:

•
the completion of a Phase 2b clinical trial of our LX4211 drug candidate in patients with type 2 diabetes, with positive results; the initiation of and progression of enrollment for a clinical trial of LX4211 in type 2 diabetes patients with renal impairment; and the progression of preparations for pivotal Phase 3 clinical trials of LX4211 in patients with type 2 diabetes;

•
the initiation of a pivotal Phase 3 clinical trial of a second drug candidate, LX1032, or telotristat etiprate, in patients with carcinoid syndrome; the completion of an open-label Phase 2 clinical trial of telotristat etiprate in patients with carcinoid syndrome, with positive results; and the progression of enrollment for a Phase 2 clinical study of telotristat etiprate in patients with ulcerative colitis;

•	the initiation of and progression of enrollment for a Phase 2 clinical trial of a third drug candidate, LX1033, in patients with irritable bowel syndrome;

•	the completion of a dose escalation clinical study of a fourth drug candidate, LX2931, in patients with rheumatoid arthritis;

•	the completion of an initial Phase 1 clinical trial of a fifth drug candidate, LX7101, in patients with glaucoma;

•	our progress relative to our objectives in advancing our other drug discovery and development programs; and

•	our performance relative to our objectives for financial performance, specifically relating to year-end cash and investments and business development.
The committee’s compensation determinations in February 2013 reflected its assessment that we largely achieved our objectives relating to our drug discovery and development programs and partially achieved our objectives relating to our financial performance. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were largely achieved.
For executive officers other than Dr. Sands, our president and chief executive officer, the compensation committee also took into account individual goals, which consisted principally of the expected individual contributions of each executive officer towards the achievement of the year’s corporate goals, together with Dr. Sands’ and the committee’s independent assessment of each executive officer’s overall performance and contributions to the company during the year, in the course of making subjective judgments about individual performance in connection with compensation determinations. Dr. Sands had no individual goals for 2012 apart from the corporate goals.
The committee’s determinations for Dr. Sands were based entirely upon its determination of achievement of the year’s corporate goals, together with the compensation committee’s assessment of his strategic and operational leadership. For other executive officers, the compensation committee based its determinations principally upon its determination of achievement of the year’s corporate goals, but also took into account, to a lesser extent, each executive officer’s individual goals. In the case of Dr. Lapuerta, the compensation committee took into account his contributions toward the advancement of our drug candidates in clinical development, with favorable results in clinical trials of LX4211 and telotristat etiprate, as well as his strategic and operational leadership and participation in business development activities. In the case of Dr. Main, the compensation committee took into account his contributions toward the progress in our drug discovery programs, as well as his strategic and operational leadership. In the case of Mr. Wade, the compensation committee took into account his contributions toward our financial management and our business development and alliance management activities, as well as his strategic and operational leadership. In the case of Dr. Zambrowicz, the compensation committee took into account his contributions toward the advancement of our drug candidates in clinical development, with favorable results in clinical trials of LX4211 and telotristat etiprate, and progress in additional drug discovery programs, as well as his strategic and operational leadership and participation in business development activities.
February 2014 Compensation Determinations
In February 2014, the compensation committee made determinations regarding 2013 cash bonus awards and 2014 base salaries, bonus targets and long-term stock-based incentive awards, taking into account the following factors in its evaluation of corporate performance in 2013:

•
the completion of a clinical trial of LX4211 in type 2 diabetes patients with renal impairment, with positive results, and the progression of enrollment for a Phase 2 clinical trial of LX4211 in type 1 diabetes patients;

•
the progression of enrollment for a pivotal Phase 3 clinical trial of a second drug candidate, LX1032, or telotristat etiprate, in patients with carcinoid syndrome and the completion of a Phase 2 clinical trial of telotristat etiprate in patients with ulcerative colitis;

•	the completion of a Phase 2 clinical trial of a third drug candidate, LX1033, in patients with irritable bowel syndrome;

•	our progress relative to our objectives in advancing our other drug discovery and development programs; and

•	our performance relative to our objectives for financial performance, specifically relating to year-end cash and investments and business development.
The committee’s compensation determinations in February 2014 reflected its assessment that our objectives relating to our drug discovery and development programs and financial performance were largely unachieved. Taking into account the balance of factors described above, it was the committee’s assessment that our overall corporate objectives were largely unachieved.
The committee’s determinations in February 2014 for Dr. Sands and other executive officers were based entirely upon its determination of achievement of the year’s corporate goals.
Compensation Elements
Base Salary
Base salary of executive and other officers is established through negotiation between the company and the officer at the time he or she is hired, and then subsequently adjusted when the officer’s base compensation is subject to review or reconsideration. While we have entered into employment agreements with certain of our executive officers, these agreements provide that base salaries after the initial year will be reviewed and determined by the compensation committee. When establishing base salary levels for executive and other officers, the compensation committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with us for business, scientific and executive talents. When considering increases to base salary levels for officers, which typically occurs each February, we consider corporate and individual performance in addition to the foregoing factors. No pre-determined weights are given to any one of these factors.
For each of our executive officers listed in the summary compensation table, we left base salaries unchanged from the previous year in February 2011 and February 2012. In February 2013, we left Dr. Sands’ base salary unchanged from the previous year and increased base salaries for each of our other named executive officers. In February 2014, we left base salaries unchanged from the previous year for each of our named executive officers. The base salaries of our named executive officers are generally competitive with those paid by our peer group companies, with most falling near the median for such peer group companies. In establishing base salaries for 2011, 2012, 2013 and 2014, we considered the competitiveness of our cash compensation arrangements for executive officers and our cash position and needs for the applicable year.
Cash Bonus Awards
In addition to base salary, we may award variable annual cash bonus awards to executive and other officers with reference to certain predefined corporate and personal performance goals. These performance goals include those discussed generally above, as well as strategic and operational goals for the company as a whole. We typically consider the award of cash bonuses each February relating to performance for the preceding year. For each of our officers, the compensation committee establishes a bonus target, expressed as a percentage of base salary, which is used to determine the cash bonus amount, assuming that corporate and individual goals are fully achieved. The compensation committee retains broad discretion over the amount and payment of such awards and is not bound by any pre-determined agreement, formula or other standard with respect to such decisions.
In determining the cash bonus awards paid in February 2012 with respect to 2011 performance, the compensation committee included the relevant factors described above under “- Corporate and Individual Performance Criteria - February 2012 Compensation Determinations” in its evaluation of corporate and individual performance. After taking into account these factors, the compensation committee determined that our objectives for the year had been largely achieved, and awarded bonuses for 2011 performance to Dr. Sands and our other executive officers in an amount reflecting such level of achievement.
In determining the cash bonus awards paid in February 2013 with respect to 2012 performance, the compensation committee included the relevant factors described above under “- Corporate and Individual Performance Criteria - February 2013 Compensation Determinations” in its evaluation of corporate and individual performance. After taking into account these factors, the compensation committee determined that our objectives for the year had been largely achieved, and awarded bonuses for 2012 performance to Dr. Sands and our other executive officers in an amount reflecting such level of achievement.
In determining the cash bonus awards paid in February 2014 with respect to 2013 performance, the compensation committee included the relevant factors described above under “- Corporate and Individual Performance Criteria - February 2014 Compensation Determinations” in its evaluation of corporate and individual performance. After taking into account these factors, the compensation committee determined that our objectives for the year were largely unachieved, and declined to award bonuses for 2013 performance to Dr. Sands and our other executive officers.
Long-Term Stock-Based Incentive Awards
All of our employees, including our executive and other officers, are eligible to receive long-term stock-based incentive awards under our Equity Incentive Plan as a means of providing such individuals with a continuing proprietary interest in our success. These grants are typically awarded each February and align the interests of our employees and our stockholders by providing significant incentives for our employees to achieve and maintain high levels of performance. Our Equity Incentive Plan enhances our ability to attract and retain the services of qualified individuals. Factors considered in determining whether, in what form and in what amounts such awards are granted to an officer include the executive’s position, his or her performance and responsibilities, the amount of stock options, restricted stock units and other stock awards currently held by the officer, the vesting schedules of any such stock options, restricted stock units and stock awards and the officer’s other compensation. While we do not adhere to any firmly established formulas or schedules for the issuance of long-term stock-based incentive awards, we take into account, in making award decisions, the total direct compensation objectives described above. In addition, we will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years.
In February 2011, 2012, 2013 and 2014, the compensation committee approved a mix of annual stock option grants and restricted stock unit awards under our Equity Incentive Plan to eligible executive officers and other employees, with stock options comprising a larger portion of such mix for executive officers. In making such grants, the compensation committee considered corporate and individual performance in the prior year, total direct compensation objectives for individual officers, and information regarding stock incentive award grants made by other companies in the biotechnology industry.
In light of prevailing economic conditions and a desire to conserve the company’s cash and investment resources, the compensation committee determined that bonus awards paid in February 2011 with respect to 2010 performance would be payable fifty percent in cash and fifty percent in stock bonus awards granted under our Equity Incentive Plan. Taking into account the nature of such awards as a bonus for 2010 performance, the shares subject to the stock bonus awards were not made subject to vesting conditions.
Summary Compensation Table for 2013
The following table presents summary information regarding the compensation of each of Arthur T. Sands, M.D., Ph.D., our principal executive officer, Jeffrey L. Wade, our principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2013. We have entered into employment agreements and other employment arrangements with each of our named executive officers, the material terms of which are described below.
Based on the summary compensation information provided below, “Salary” accounted for approximately 37%, 35% and 35% of the total compensation paid to our named executive officers in 2013, 2012 and 2011, respectively, and “Bonus” accounted for approximately 0%, 11% and 10% of the total compensation paid to our named executive officers for 2013, 2012 and 2011, respectively.

Name and Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Arthur T. Sands, M.D., Ph.D.	2013	$580,000	$—	$292,600	$891,296	$7,095	$1,770,991
President, Chief Executive	2012	$580,000	$215,000	$266,400	$810,152	$6,970	$1,878,522
Officer and Director	2011	$580,000	$195,000	$332,450	$803,822	$6,845	$1,918,117

Jeffrey L. Wade, J.D.	2013	$391,667	$—	$142,120	$432,915	$6,938	$973,640
Executive Vice President,	2012	$385,000	$100,000	$140,400	$426,972	$6,804	$1,059,176
Corporate Development and	2011	$385,000	$105,000	$170,750	$415,770	$6,679	$1,083,199
Chief Financial Officer

Pablo Lapuerta, M.D.	2013	$370,000	$—	$146,300	$445,648	$6,904	$968,852
Executive Vice President,	2012	$345,000	$100,000	$93,600	$284,648	$6,747	$829,995
Clinical Development and	2011	$268,038	$55,000	$—	$262,820	$6,498	$592,356
Chief Medical Officer

Alan J. Main, Ph.D.	2013	$355,833	$—	$137,940	$420,182	$6,887	$920,842
Executive Vice President	2012	$350,000	$90,000	$126,000	$383,180	$6,754	$955,934
of Pharmaceutical Research	2011	$350,000	$80,000	$152,650	$360,334	$6,629	$949,613

Brian P. Zambrowicz, Ph.D.	2013	$406,667	$—	$167,200	$509,312	$6,502	$1,089,681
Executive Vice President and	2012	$400,000	$120,000	$154,800	$470,764	$6,826	$1,152,390
Chief Scientific Officer	2011	$400,000	$115,000	$201,350	$471,206	$6,701	$1,194,257

(1)
All stock awards reflect the aggregate grant date fair value of such award computed in accordance with FASB ASC Topic 718, in each case based on the market price of our common stock on the date of grant, calculated in accordance with the process for determination of fair market value under our Equity Incentive Plan. Stock awards granted in 2013 and 2012 reflect restricted stock units granted in February of such years. Stock awards granted in 2011 reflect restricted stock units granted in February 2011 and stock bonus awards granted in February 2011 with respect to 2010 performance.

(2)
Reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock options granted in 2013, 2012 and 2011. See the information appearing under the heading entitled “Stock-Based Compensation” in footnote 2 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2013 for certain assumptions made in the valuation of such stock options.

(3)
Includes the following amounts in respect of company matching contributions under our 401(k) plan and company-paid premiums for group term life insurance. The company-paid life insurance premiums reflect payments for group term life policies maintained for the benefit of all employees.

	Year	Company 401(k) Matching Contribution	Company-Paid Group Term Life Insurance Premiums
Arthur T. Sands, M.D., Ph.D.	2013	$6,375	$720
	2012	$6,250	$720
	2011	$6,125	$720

Jeffrey L. Wade, J.D.	2013	$6,375	$563
	2012	$6,250	$554
	2011	$6,125	$554

Pablo Lapuerta, M.D.	2013	$6,375	$529
	2012	$6,250	$497
	2011	$6,125	$373

Alan J. Main, Ph.D.	2013	$6,375	$512
	2012	$6,250	$504
	2011	$6,125	$504

Brian P. Zambrowicz, Ph.D.	2013	$5,917	$585
	2012	$6,250	$576
	2011	$6,125	$576

Employment Agreements and Other Employment Arrangements
In October 1999, we entered into an employment agreement with Arthur T. Sands, M.D., Ph.D., our president and chief executive officer, which was subsequently restated in February 2006. Under the agreement, Dr. Sands receives a base salary, currently $580,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides for certain severance payments upon the termination of Dr. Sands’ employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
In December 1998, we entered into an employment agreement with Jeffrey L. Wade, J.D. to serve as our senior vice president and chief financial officer starting in January 1999. Mr. Wade was named executive vice president and general counsel in February 2000 and executive vice president, corporate development and chief financial officer in May 2010. Under the agreement, Mr. Wade receives a base salary, currently $393,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides for certain severance payments upon the termination of Mr. Wade’s employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
In March 2011, we entered into an offer letter with Pablo Lapuerta, M.D. to serve as our senior vice president, clinical development and chief medical officer. Dr. Lapuerta was named executive vice president, clinical development and chief medical officer in February 2013. Under the offer letter, Dr. Lapuerta receives a base salary, currently $375,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The offer letter provides for certain severance payments upon the termination of Dr. Lapuerta’s employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
In July 2001, we entered into an employment agreement with Alan J. Main, Ph.D., to serve as our senior vice president, Lexicon Pharmaceuticals. In February 2007, Dr. Main was named executive vice president of pharmaceutical research. Under the agreement, Dr. Main receives a base salary, currently $357,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides for certain severance payments upon the termination of Dr. Main’s employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”
In February 2000, we entered into an employment agreement with Brian P. Zambrowicz, Ph.D., to serve as our senior vice president of genomics. Dr. Zambrowicz was named executive vice president of research in August 2002 and executive vice president and chief scientific officer in February 2007. Under the agreement, Dr. Zambrowicz receives a base salary, currently $408,000 a year, subject to adjustment, with an annual discretionary bonus based upon specific objectives to be determined by the compensation committee. The employment agreement is at-will and contains a non-competition agreement. The agreement also provides for certain severance payments upon the termination of Dr. Zambrowicz’s employment, as described below under the heading “Executive and Director Compensation - Potential Payments upon Termination or Change in Control.”

Grants of Plan-Based Awards in 2013
The following table presents each grant of restricted stock units and stock options in 2013 to the individuals named in the summary compensation table.

Name	Grant Date	Number of Restricted Stock Units	Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Arthur T. Sands, M.D., Ph.D.	2/8/2013	140,000			$292,600
	2/8/2013		560,000	$2.09	$891,296

Jeffrey L. Wade, J.D.	2/8/2013	68,000			$142,120
	2/8/2013		272,000	$2.09	$432,915

Pablo Lapuerta, M.D.	2/8/2013	70,000			$146,300
	2/8/2013		280,000	$2.09	$445,648

Alan J. Main, Ph.D.	2/8/2013	66,000			$137,940
	2/8/2013		264,000	$2.09	$420,182

Brian P. Zambrowicz, Ph.D.	2/8/2013	80,000			$167,200
	2/8/2013		320,000	$2.09	$509,312

Each of the restricted stock units in the foregoing table was granted under our Equity Incentive Plan. Each restricted stock unit vested with respect to 25% of the shares underlying the restricted stock unit on February 28, 2014 and with respect to an additional 25% of the shares underlying the restricted stock unit on February 28 of each of the three following years. Each restricted stock unit becomes fully vested upon the termination of the named executive officer’s employment by us without cause or by the named executive officer for good reason following a change in control of our company.
Each of the options in the foregoing table was granted under our Equity Incentive Plan and expires on the tenth anniversary of the grant date. Each option vested with respect to 25% of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter. Each option becomes fully vested with respect to all remaining unvested shares upon a change in control of our company. In accordance with the process for determination of fair market value under the plan, the exercise price for each option is equal to the closing price of our common stock, as quoted on the Nasdaq Global Select Market, on the last trading day prior to the grant date. The exercise price for each option may be paid in cash or in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.
Outstanding Equity Awards at December 31, 2013
The following table presents information about unexercised stock options and unvested restricted stock units that were held by each of the individuals listed in the summary compensation table as of December 31, 2013.

	Option Awards				Stock Awards
					Number of	Market Value
					Restricted	of Restricted
	Number of Securities		Option	Option	Stock Units	Stock Units
	Underlying Unexercised Options		Exercise	Expiration	That Have	That Have
	Exercisable	Unexercisable (1)	Price	Date	Not Vested (2)	Not Vested (3)
Arthur T. Sands, M.D., Ph.D.	150,000	—	$7.59	2/12/2014
	150,000	—	$5.76	2/18/2015
	380,000	—	$4.00	2/1/2016
	340,000	—	$3.94	2/13/2017
	575,000	—	$2.07	2/7/2018
	775,000	—	$1.45	2/12/2019
	733,298	31,702	$1.90	2/15/2020
	410,918	169,082	$1.81	2/23/2021
	271,372	320,628	$1.80	2/15/2022
	—	560,000	$2.09	2/8/2023
					72,500	$130,500
					111,000	$199,800
					140,000	$252,000

	Option Awards				Stock Awards
					Number of	Market Value
					Restricted	of Restricted
	Number of Securities		Option	Option	Stock Units	Stock Units
	Underlying Unexercised Options		Exercise	Expiration	That Have	That Have
	Exercisable	Unexercisable (1)	Price	Date	Not Vested (2)	Not Vested (3)
Jeffrey L. Wade, J.D.	60,000	—	$7.59	2/12/2014
	60000	—	$5.76	2/18/2015
	120000	—	$4.00	2/1/2016
	120,000	—	$3.94	2/13/2017
	200,000	—	$2.07	2/7/2018
	375,000	—	$1.45	2/12/2019
	359,460	15,540	$1.90	2/15/2020
	89,604	10,396	$1.52	5/17/2020
	212,544	87,456	$1.81	2/23/2021
	143,020	168,980	$1.80	2/15/2022
	—	272,000	$2.09	2/8/2023
					37,500	$67,500
					58,500	$105,300
					68,000	$122,400

Pablo Lapuerta, M.D.	137,528	62,472	$1.72	3/23/2021
	95,347	112,653	$1.80	2/15/2022
	—	280,000	$2.09	2/8/2023
					39,000	$70,200
					70,000	$126,000

Alan J. Main, Ph.D.	50,000	—	$7.59	2/12/2014
	50,000	—	$5.76	2/18/2015
	65,000	—	$4.00	2/1/2016
	100,000	—	$3.94	2/13/2017
	200,000	—	$2.07	2/7/2018
	325,000	—	$1.45	2/12/2019
	311,532	13,468	$1.90	2/15/2020
	184,204	75,796	$1.81	2/23/2021
	128,352	151,648	$1.80	2/15/2022
	—	264,000	$2.09	2/15/2023
					32,500	$58,500
					52,500	$94,500
					66,000	$118,800

Brian P. Zambrowicz, Ph.D.	70,000	—	$7.59	2/12/2014
	70,000	—	$5.76	2/18/2015
	170,000	—	$4.00	2/1/2016
	200,000	—	$3.94	2/13/2017
	375,000	—	$2.07	2/7/2018
	450,000	—	$1.45	2/12/2019
	431,352	18,648	$1.90	2/15/2020
	240,883	99,117	$1.81	2/23/2021
	157,689	186,311	$1.80	2/15/2022
	—	320,000	$2.09	2/15/2023
					42,500	$76,500
					64,500	$116,100
					80,000	$144,000

(1)	Each stock option vests with respect to 25% of the shares underlying the stock option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.

(2)	Each restricted stock unit vests with respect to 25% of the shares underlying the restricted stock unit on February 28 of each of the four years following the year of grant.

(3)	Based on the closing price of our common stock on the Nasdaq Global Select Market of $1.80 per share on December 31, 2013.
Stock Vested in 2013
The following table presents information about the vesting of restricted stock units in 2013 for each of the individuals listed in the summary compensation table. Amounts shown under the column “Value Realized on Vesting” are based on the market price of our common stock on the date of vesting, calculated in accordance with the process for determination of fair market value under our Equity Incentive Plan, without taking into account any taxes that may be payable in connection with the vesting event or any shares retained by us in satisfaction of any withholding obligations relating to such taxes.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Arthur T. Sands, M.D., Ph.D.	146,950	$300,542
Jeffrey L. Wade, J.D.	69,850	$142,411
Pablo Lapuerta, M.D.	13,000	$25,740
Alan J. Main, Ph.D.	65,350	$133,501
Brian P. Zambrowicz, Ph.D.	84,850	$173,476

(1)
Based on the closing price of our common stock on the Nasdaq Global Select Market of $2.11 per share on January 30, 2013 and $1.98 per share on February 27, 2013, the last trading days prior to the dates of vesting.

Potential Payments upon Termination or Change in Control
Employment Agreements
Arthur T. Sands, M.D., Ph.D. Our employment agreement with Dr. Sands provides that if we terminate his employment without “cause,” if Dr. Sands terminates his employment for “good reason,” or if his employment is terminated at the end of any renewal term through notice of non-renewal, we will pay Dr. Sands his then-current salary for twelve months pursuant to our normal payroll procedures, plus an additional single sum payment equal to his full target bonus for the year in which the termination occurred.
Under our employment agreement with Dr. Sands, “good reason” means any of the following, without Dr. Sands’ prior written consent:

•	any material diminution in Dr. Sands’ base compensation, followed by Dr. Sands terminating his employment for “good reason” within 120 days after receiving notice of such diminution;

•
any material diminution in Dr. Sands’ authority, duties or responsibilities, followed by Dr. Sands terminating his employment for “good reason” within 120 days after receiving notice of such diminution;

•
any requirement that Dr. Sands report to an officer or other employee of our company rather than reporting directly to our board of directors, followed by Dr. Sands terminating his employment for “good reason” within 120 days after receiving notice of such requirement; or

•	any material breach by our company of the agreement, followed by Dr. Sands terminating his employment for “good reason” within 120 days after receiving notice of such breach.
Jeffrey L. Wade, J.D. Our employment agreement with Mr. Wade provides that if we terminate his employment without “cause” or if Mr. Wade terminates his employment for “good reason,” we will pay Mr. Wade his then-current salary for twelve months pursuant to our normal payroll procedures, plus an additional single sum payment equal to 50% of his target bonus for the year in which the termination occurred, provided that if such termination occurs within 120 days following a reduction in his salary, the salary continuation payments shall be based on Mr. Wade’s salary prior to such reduction. If his employment is terminated at the end of any renewal term through notice of non-renewal, we will pay Mr. Wade his then-current salary for six months pursuant to our normal payroll procedures.
Under our employment agreement with Mr. Wade, “good reason” means any of the following, without Mr. Wade’s prior written consent:

•	any material diminution in Mr. Wade’s base compensation, followed by Mr. Wade terminating his employment for “good reason” within 120 days after receiving notice of such diminution;

•
any material diminution in Mr. Wade’s authority, duties or responsibilities, followed by Mr. Wade terminating his employment for “good reason” within 120 days after receiving notice of such diminution; or

•	any material breach by our company of the agreement, followed by Mr. Wade terminating his employment for “good reason” within 120 days after receiving notice of such breach.
Alan J. Main, Ph.D. Our employment agreement with Dr. Main provides that if we terminate his employment without “cause” or if Dr. Main terminates his employment for “good reason,” we will pay Dr. Main his then-current salary for twelve months pursuant to our normal payroll procedures, plus an additional single sum payment equal to 50% of his target bonus for the year in which the termination occurred. If his employment is terminated at the end of any renewal term through notice of non-renewal, we will pay Dr. Main his then-current salary for six months pursuant to our normal payroll procedures.
Under our employment agreement with Dr. Main, “good reason” means any of the following, without Dr. Main’s prior written consent:

•	any material diminution in Dr. Main’s base compensation, followed by Dr. Main terminating his employment for “good reason” within 120 days after receiving notice of such diminution;

•
any material diminution in Dr. Main’s authority, duties or responsibilities, followed by Dr. Main terminating his employment for “good reason” within 120 days after receiving notice of such diminution; or

•	any material breach by our company of the agreement, followed by Dr. Main terminating his employment for “good reason” within 120 days after receiving notice of such breach.
Brian P. Zambrowicz, Ph.D. Our employment agreement with Dr. Zambrowicz provides that if we terminate his employment without “cause” or if Dr. Zambrowicz terminates his employment for “good reason,” we will pay Dr. Zambrowicz his then-current salary for twelve months pursuant to our normal payroll procedures, plus an additional single sum payment equal to 50% of his target bonus for the year in which the termination occurred. If his employment is terminated at the end of any renewal term through notice of non-renewal, we will pay Dr. Zambrowicz his then-current salary for six months pursuant to our normal payroll procedures.
Under our employment agreement with Dr. Zambrowicz, “good reason” means any of the following, without Dr. Zambrowicz’s prior written consent:

•	any material diminution in Dr. Zambrowicz’s base compensation, followed by Dr. Zambrowicz terminating his employment for “good reason” within 120 days after receiving notice of such diminution;

•
any material diminution in Dr. Zambrowicz’s authority, duties or responsibilities, followed by Dr. Zambrowicz terminating his employment for “good reason” within 120 days after receiving notice of such diminution; or

•	any material breach by our company of the agreement, followed by Dr. Zambrowicz terminating his employment for “good reason” within 120 days after receiving notice of such breach.
Under each of our employment agreements with the individuals named in the summary compensation table, “cause” means any of the following:

•	the individual having engaged in intentional misconduct causing our material violation of any state or federal laws;

•	the individual having engaged in a theft of corporate funds or corporate assets or in a material act of fraud upon us;

•	an act of personal dishonesty taken by the individual that was intended to result in personal enrichment of the individual at our expense;

•	the individual’s final conviction in a court of competent jurisdiction of a felony; or

•
a breach by the individual during his or her employment of the conflict of interest, confidential information and non-competition covenants under the agreement, if such breach results in a material injury to our company.

Other Employment Arrangements
Pablo Lapuerta, M.D. Our offer letter with Dr. Lapuerta provides that if we terminate his employment without “cause,” we would pay Dr. Lapuerta his then-current salary for six months pursuant to our normal payroll procedures. Such payments would be extended to twelve months if Dr. Lapuerta’s employment were terminated without “cause” in connection with a “change in control.” Under our offer letter with Dr. Lapuerta, “cause” means any of the following:

•	Dr. Lapuerta having engaged in intentional misconduct causing our material violation of any state or federal laws;

•	Dr. Lapuerta having engaged in a theft of corporate funds or corporate assets or in a material act of fraud upon us;

•	an act of personal dishonesty taken by Dr. Lapuerta that was intended to result in personal enrichment of Dr. Lapuerta at our expense; or

•	Dr. Lapuerta’s conviction of a felony.
Under our offer letter with Dr. Lapuerta, a “change in control” shall have occurred upon any of the following events:

•	any person becomes the beneficial owner of securities representing 50% or more of the combined voting power of our outstanding voting securities;

•
the approval by our stockholders of a reorganization, merger, or consolidation pursuant to which our stockholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the surviving entity’s outstanding voting securities in substantially the same proportions as prior to such reorganization, merger or consolidation; or

•	our liquidation or dissolution or the sale of all or substantially all of our assets.
Stock Option Agreements
Our stock option agreements with the individuals named in the summary compensation table provide that all remaining unvested stock options shall become fully vested upon a change in control of our company. Under the stock option agreements, a “change in control” shall have occurred upon any of the following events:

•	any person other than Invus, L.P. and its affiliates becomes the beneficial owner of securities representing 35% or more of the combined voting power of our outstanding voting securities;

•
the approval by our stockholders of a reorganization, merger, or consolidation pursuant to which our stockholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the surviving entity’s outstanding voting securities in substantially the same proportions as prior to such reorganization, merger or consolidation;

•	our liquidation or dissolution or the sale of all or substantially all of our assets;

•	the election by our stockholders of any person to our board of directors who has not been nominated for election by a majority of the board of directors or any duly appointed committee thereof;

•
following the election or removal of directors, a majority of the board of directors consists of individuals who were not members of the board of directors two years before such election or removal, unless the election of such individuals to the board of directors has been approved in advance by directors representing a majority of the directors then in office who were directors at the beginning of the two-year period; or

•	any other corporate event affecting the company deemed to be a “change in control” by the compensation committee.
Under the stock option agreements, a change in control shall also have occurred if Invus, L.P. and its affiliates become the beneficial owner of securities representing 50% or more of the combined voting power of our outstanding voting securities other than as a result of the consummation of any of the transactions contemplated by our securities purchase agreement and stockholders’ agreement with Invus, L.P. The pro rata rights offering to our stockholders which we completed in December 2011 and which resulted in Invus and its affiliates becoming the beneficial owner of more than 50% of the outstanding shares of our common stock did not constitute a change in control under the stock option agreements as it was contemplated by our securities purchase agreement with Invus, L.P.

Restricted Stock Unit Agreements
Our restricted stock unit agreements with the individuals named in the summary compensation table provide that the interest of each named executive officer in the shares subject to the restricted stock unit shall become fully vested upon the termination of the named executive officer’s employment by us without cause or by the named executive officer for good reason, in either case following a change in control of our company, or as a result of the named executive officer’s death or disability. Under the restricted stock unit agreements, a “change in control” shall have occurred upon any of the following events:

•	any person other than Invus, L.P. and its affiliates becomes the beneficial owner of securities representing 35% or more of the combined voting power of our outstanding voting securities;

•
the consummation of a reorganization, merger, or consolidation pursuant to which our stockholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own or control more than 50% of the combined voting power of the surviving entity’s outstanding voting securities in substantially the same proportions as prior to such reorganization, merger or consolidation;

•	our liquidation or dissolution or the sale of all or substantially all of our assets;

•
following the election or removal of directors, a majority of the board of directors consists of individuals who were not members of the board of directors two years before such election or removal, unless the election of such individuals to the board of directors has been approved in advance by directors representing a majority of the directors then in office who were directors at the beginning of the two-year period; or

•	any other corporate event affecting the company deemed to be a “change in control” by the compensation committee.
Under the restricted stock unit agreements, a change in control shall also have occurred if Invus, L.P. and its affiliates become the beneficial owner of securities representing 50% or more of the combined voting power of our outstanding voting securities other than as a result of the consummation of any of the transactions contemplated by our securities purchase agreement and stockholders’ agreement with Invus, L.P. The pro rata rights offering to our stockholders which we completed in December 2011 and which resulted in Invus and its affiliates becoming the beneficial owner of more than 50% of the outstanding shares of our common stock did not constitute a change in control under the restricted stock unit agreements as it was contemplated by our securities purchase agreement with Invus, L.P.
Under the restricted stock unit agreements, “cause” means any of the following:

•	the individual having engaged in intentional misconduct causing our material violation of any state or federal laws;

•	the individual having engaged in a theft of corporate funds or corporate assets or in a material act of fraud upon us;

•	an act of personal dishonesty taken by the individual that was intended to result in personal enrichment of the individual at our expense;

•	the individual’s final conviction, or entry of any plea other than “not guilty,” in a court of competent jurisdiction of a felony; or

•	a breach by the individual of any contractual or fiduciary obligation to us, if such breach results in a material injury to us.
Under the restricted stock unit agreements, “good reason” means any of the following, without the named executive officer’s prior written consent:

•	any material diminution in the individual’s base salary;

•	any material diminution in the individual’s authority, duties or responsibilities; or

•	any material breach by our company of any contractual obligation to the individual.
The following table reflects the amounts the individuals named in the summary compensation table would have been entitled to receive if the foregoing termination or change-in-control events had occurred on December 31, 2013. The table does not take into account any taxes that may have been payable in connection with any of those payments:

Name	Aggregate Salary Continuation	Bonus (6)	Accelerated Portion of Stock Options (7)	Accelerated Portion of Restricted Stock Units (8)
Arthur T. Sands, M.D., Ph.D.	$580,000 (1)	290,000	—	582,300
Jeffrey L. Wade, J.D.	$393,000 (2)	78,600	2,911	295,200
Pablo Lapuerta, M.D.	$375,000 (3)	—	4,998	196,200
Alan J. Main, Ph.D.	$357,000 (4)	62,475	—	271,800
Brian P. Zambrowicz, Ph.D.	$408,000 (5)	81,600	—	336,600

(1)
Reflects aggregate salary continuation payments due as a result of our termination of Dr. Sands’ employment without “cause,” Dr. Sands’ termination of his employment for “good reason,” or the termination of Dr. Sands’ employment at the end of a renewal term through notice of non-renewal.

(2)
Reflects aggregate salary continuation payments due as a result of our termination of Mr. Wade’s employment without “cause” or Mr. Wade’s termination of his employment for “good reason.” If Mr. Wade’s employment had been terminated at the end of a renewal term through notice of non-renewal, the aggregate salary continuation payment for Mr. Wade would have been $196,500.

(3)
Reflects aggregate salary continuation payments due as a result of our termination of Dr. Lapuerta’s employment without “cause” in connection with a “change in control.” If Dr. Lapuerta’s employment had been terminated without “cause” other than in connection with a “change in control,” the aggregate salary continuation payment for Dr. Lapuerta would have been $187,500.

(4)
Reflects aggregate salary continuation payments due as a result of our termination of Dr. Main’s employment without “cause” or Dr. Main’s termination of his employment for “good reason.” If Dr. Main’s employment had been terminated at the end of a renewal term through notice of non-renewal, the aggregate salary continuation payment for Dr. Main would have been $178,500.

(5)
Reflects aggregate salary continuation payments due as a result of our termination of Dr. Zambrowicz’s employment without “cause” or Dr. Zambrowicz’s termination of his employment for “good reason.” If Dr. Zambrowicz’s employment had been terminated at the end of a renewal term through notice of non-renewal, the aggregate salary continuation payment for Dr. Zambrowicz would have been $204,000.

(6)
Reflects single-sum bonus payments due as a result of our termination of the named individual’s employment without “cause,” the named individual’s termination of his or her employment for “good reason,” or in the case of Dr. Sands, the termination of his employment at the end of a renewal term through notice of non-renewal.

(7)
Based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2013 of $1.80 per share, less the exercise price payable with respect to the stock options for which vesting would have been accelerated.

(8)	Based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2013 of $1.80 per share.
Director Compensation in 2013
Each Each non-employee member of our board of directors currently receives the following cash compensation:

•	an annual retainer of $15,000 for service on the board of directors ($30,000 for service as non-executive chairman of the board of directors), prorated for any partial year of service;

•
an annual retainer of $2,500 for service on each committee of the board of directors of which he or she is a member ($5,000 for service as chairman of any such committee), prorated for any partial year of service;

•	a fee of $2,500 for each meeting of the board of directors that he or she attends in person ($500 for each telephonic meeting of the board of directors in which he or she participates); and

•
a fee of $1,000 for each committee meeting that he or she attends in person other than in connection with a meeting of the full board of directors ($500 for each telephonic committee meeting in which he or she participates).

Arthur T. Sands, M.D., Ph.D., our president and chief executive officer, does not receive additional compensation for his service as a director. We make additional cash payments to Dr. Lefkowitz for his consulting services and to Dr. Nies for his consulting services as chairman of our medical advisory board.
Our Non-Employee Directors’ Equity Incentive Plan provides for the grant of stock options to our non-employee directors. All non-employee directors receive an initial option to purchase 30,000 shares of common stock, which vests with respect to 1/60th of such shares each month after grant for a period of five years after the date of grant. In addition, all non-employee directors who have served in such capacity for six months receive an annual option to purchase 20,000 shares of common stock, which vests with respect to 1/12th of such shares each month after grant for twelve months after the date of grant. All options granted under the non-employee directors’ plan have an exercise price equal to the fair market value of our common stock on the date of grant.
Our Non-Employee Directors’ Equity Incentive Plan also provides for the grant of annual restricted stock awards to our non-employee directors. All non-employee directors who have served in such capacity for six months receive an annual restricted stock award of the number of shares of common stock having a fair market value on the date of grant of $20,000, rounded down to the nearest whole share number. All of the shares subject to restricted stock awards are fully vested on the date of grant and are subject to certain restrictions on sale prohibiting any non-employee director from selling such shares while a member of our board of directors.
The following table presents summary information for the year ended December 31, 2013 regarding the compensation of the non-employee members of our board of directors.

Name	Fees Earned or Paid in Cash	Option Awards (1) (2) (3)	Restricted Stock Awards (1) (4)	All Other Compensation		Total
Raymond Debbane	$45,500	$30,074	$20,000	$—		$95,574
Philippe J. Amouyal	$29,500	$30,074	$20,000	$—		$79,574
Samuel L. Barker, Ph.D.	$35,500	$30,074	$20,000	$—		$85,574
Robert J. Lefkowitz, M.D.	$28,000	$30,074	$20,000	$50,000	(5)	$128,074
Alan S. Nies, M.D.	$28,422	$30,074	$20,000	$115,000	(6)	$193,496
Frank P. Palantoni	$35,500	$30,074	$20,000	$—		$85,574
Christopher J. Sobecki	$25,500	$30,074	$20,000	$—		$75,574
Judith L. Swain, M.D.	$31,500	$30,074	$20,000	$—		$81,574

(1)
Reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock options and restricted stock awards granted in 2013. See the information appearing under the heading entitled “Stock-Based Compensation” in footnote 2 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2013 for certain assumptions made in the valuation of such stock options and restricted stock awards.

(2)	The non-employee members of our board of directors held the following aggregate number of unexercised options as of such date:

Name	Number of Securities Underlying Unexercised Options
Raymond Debbane	110,000
Philippe J. Amouyal	110,000
Samuel L. Barker, Ph.D.	186,000
Robert J. Lefkowitz, M.D.	116,000
Alan S. Nies, M.D.	116,000
Frank P. Palantoni	130,000
Christopher J. Sobecki	110,000
Judith L. Swain, M.D.	110,000

(3)	The following table presents the fair value of each grant of stock options in 2013 to non-employee members of our board of directors, computed in accordance with FASB ASC Topic 718:

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards	Closing Market Price on the Grant Date of Option Awards	Grant Date Fair Value of Options
Raymond Debbane	5/10/2013	20,000	$1.98	$1.99	$30,074
Philippe Amouyal	5/10/2013	20,000	$1.98	$1.99	$30,074
Samuel L. Barker, Ph.D.	5/10/2013	20,000	$1.98	$1.99	$30,074
Robert J. Lefkowitz, M.D.	5/10/2013	20,000	$1.98	$1.99	$30,074
Alan S. Nies, M.D.	5/10/2013	20,000	$1.98	$1.99	$30,074
Frank P. Palantoni	5/10/2013	20,000	$1.98	$1.99	$30,074
Christopher J. Sobecki	5/10/2013	20,000	$1.98	$1.99	$30,074
Judith L. Swain, M.D.	5/10/2013	20,000	$1.98	$1.99	$30,074

(4)	The following table presents the fair value of each grant of restricted stock awards in 2013 to non-employee members of our board of directors, computed in accordance with FASB ASC Topic 718:

Name	Grant Date	Number of Restricted Stock Awards	Per Share Grant Date Fair Value	Grant Date Fair Value of Restricted Stock Awards
Raymond Debbane	5/10/2013	10,101	$1.98	$20,000
Philippe Amouyal	5/10/2013	10,101	$1.98	$20,000
Samuel L. Barker, Ph.D.	5/10/2013	10,101	$1.98	$20,000
Robert J. Lefkowitz, M.D.	5/10/2013	10,101	$1.98	$20,000
Alan S. Nies, M.D.	5/10/2013	10,101	$1.98	$20,000
Frank P. Palantoni	5/10/2013	10,101	$1.98	$20,000
Christopher J. Sobecki	5/10/2013	10,101	$1.98	$20,000
Judith L. Swain, M.D.	5/10/2013	10,101	$1.98	$20,000

(5)	Consists of amounts paid to Dr. Lefkowitz for his consulting services.

(6)	Consists of amounts paid to Dr. Nies for his consulting services as chairman of our medical advisory board.
Compensation Committee Report
The compensation committee of our board of directors has been established to determine the compensation of our employees, including our chief executive officer and other officers. The compensation committee also has responsibility for the evaluation and approval of all compensation plans, policies and programs, including the issuance of stock options, restricted stock units and other awards under our Equity Incentive Plan.
In performing these functions, the compensation committee has reviewed and discussed with the management of our company the information set forth above under the heading “Executive and Director Compensation - Compensation Discussion and Analysis.” Based upon that review and discussion, the compensation committee has recommended to the board of directors that the information set forth above under the heading “Executive and Director Compensation - Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2013.
Compensation Committee
Frank P. Palantoni (chair)
Philippe J. Amouyal
Samuel L. Barker, Ph.D.
The foregoing compensation committee report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this compensation committee report by reference.

PROPOSALS OF STOCKHOLDERS
In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive the written proposal at our principal executive offices no later than November 25, 2014. Any such proposal must also comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for any stockholder proposal to be otherwise raised during next year’s annual meeting, we must receive written notice of the proposal, containing the information required by our bylaws, at our principal executive offices no later than November 25, 2014. You may contact the corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions for making stockholder proposals.
FINANCIAL INFORMATION
Our annual report to stockholders, including financial statements, accompanies this proxy statement but does not constitute a part of the proxy solicitation materials. You may obtain, without charge, a copy of our annual report on Form 10‑K, including the financial statements and exhibits thereto, by written request to Corporate Communications, Lexicon Pharmaceuticals, Inc., 8800 Technology Forest Place, The Woodlands, Texas 77381.

By order of the board of directors,

/s/ Brian T. Crum

Brian T. Crum
Secretary

March 14, 2014
The Woodlands, Texas

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LEXICON PHARMACEUTICALS, INC. 8800 TECHNOLOGY FOREST PLACE THE WOODLANDS, TX 77381
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LEXICON PHARMACEUTICALS, INC.					To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

The Board of Directors recommends you vote FOR the following		For All	Withhold All	For All Except
1.	Election of Directors	☐	☐	☐
Nominees
01	Samuel L. Barker, Ph.D.	02 Christopher J. Sobecki	03 Judith L. Swain, M.D.

The Board of Directors recommend you vote FOR proposals 2 and 3:					For	Against	Abstain
2.	Advisory vote to approve the compensation paid to the Company’s named executive officers				☐	☐	☐

3.	Ratification and approval of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014				☐	☐	☐

Note: In their discretion, upon such other matters that may properly come before the meeting or any adjournment thereof.

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	Signature (PLEASE SIGN WITHIN BOX)		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com.

Lexicon Pharmaceuticals, Inc. Annual Meeting of Stockholders April 24, 2014 This Proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey L. Wade and Brian T. Crum, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Lexicon Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. CDT, on April 24, 2014 at the offices of the company, 8800 Technology Forest Place, The Woodlands, Texas, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Continued and to be signed on reverse side